Exhibit 99

INVESTOR CONTACT:	MEDIA CONTACT:
Tom Paulson	Kathryn Lovik
Vice President and Chief Financial Officer	Director, Communications
763-540-1204	763-540-1212

Tennant Company Reports 2011 Fourth Quarter and Full Year Results

Net sales grew 6 percent to a record fourth quarter of $193.2 million;
Quarterly gross margin of 43.2 percent exceeded target range;
Operating profit margin rose to 8.0 percent from 6.3 percent as adjusted in prior year quarter;
Quarterly diluted EPS of $0.59 versus $0.40 adjusted diluted EPS in year ago period;
2011 record year with $754.0 million net sales and $1.95 adjusted diluted EPS;
Company provides 2012 sales and earnings guidance

MINNEAPOLIS, Feb. 21, 2012—Tennant Company (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today reported net earnings of $11.3 million, or $0.59 per diluted share, on net sales of $193.2 million for the fourth quarter ended December 31, 2011. In the 2010 fourth quarter, Tennant reported net earnings of $17.0 million, or $0.88 per diluted share, on net sales of $182.8 million. Results in the 2010 fourth quarter included net special benefits of $0.48 per diluted share, primarily related to tax benefits from an international entity restructuring. Excluding special benefits, adjusted 2010 fourth quarter earnings totaled $0.40 per diluted share. (See the Supplemental Non-GAAP Financial Table.)
“We are pleased to report record fourth quarter sales, which resulted in 48 percent growth in adjusted diluted earnings per share compared to the prior year quarter,” said Chris Killingstad, Tennant Company's president and chief executive officer. “Tennant’s robust financial performance was driven in part by strong sales of industrial equipment in the Americas region and increased global sales of scrubbers equipped with our sustainable, water-based ec-H2OTM cleaning technology.”
Scrubbers equipped with Tennant’s ec-H2O technology again posted double-digit sales gains, growing approximately 22 percent in the 2011 fourth quarter compared to the prior year quarter. For the 2011 full year, sales of ec-H2O equipped scrubbers rose approximately 46 percent to $140 million, up from $96 million in 2010.
               Commented Killingstad: “Our full year sales of scrubbers equipped with ec-H2O hit the top end of our stated revenue range for the year, demonstrating that this technology continues to be widely adopted by customers around the world. As a result, ec-H2O sales were a key contributor to Tennant’s 13 percent revenue increase for the 2011 full year versus 2010.”

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Page 2—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

Fourth Quarter Operating Review
Tennant’s consolidated net sales grew 5.7 percent to $193.2 million in the 2011 fourth quarter versus $182.8 million for the 2010 fourth quarter. Overall, foreign currency exchange effects were essentially flat compared to the prior year period. Organic net sales, which exclude acquisitions and foreign currency impact, increased approximately 9.5 percent in Tennant's Americas region, with strong sales of scrubbers equipped with ec-H2O in North America and increased sales of industrial equipment in Latin America. Organic sales growth was approximately 0.5 percent in the Asia Pacific region, with strong growth in emerging markets partially offset by selling price decreases in some mature markets related to movements in foreign exchange rates. Organic sales in the Europe, Middle East and Africa (EMEA) region were essentially flat in the 2011 fourth quarter compared to the prior year quarter due primarily to slower sales of commercial equipment offsetting the sales growth of industrial products, primarily increased sales of large scrubbers equipped with ec-water technology.
Tennant’s gross margin in the 2011 fourth quarter rose to 43.2 percent, above the company’s target range of 42 percent to 43 percent, and up from 42.2 percent, or 42.6 percent as adjusted, in the 2010 fourth quarter. The higher gross margin was primarily driven by improvement in EMEA gross margins, as the company benefited from a more profitable product mix with increased sales of its Green Machines® sweepers, particularly the environmentally friendly lithium-ion battery-powered 500ze city cleaning sweeper. The company’s gross margins improved throughout 2011, starting with 41.7 percent in the first quarter and ending with 43.2 percent in the fourth quarter.
For the 2011 fourth quarter, Tennant’s research and development expense totaled $7.7 million, or 4.0 percent of sales, as anticipated, compared to $6.9 million, or 3.8 percent of sales, in the prior year quarter.
Commented Killingstad: “We remain committed to being the industry’s innovation leader. During the fourth quarter, we continued to invest in our core business and in developing a pipeline of new chemical-free and other sustainable cleaning technologies under our Orbio brand. The expanded rollout of our Orbio® 5000-Sc into Europe and select areas in the Asia Pacific region is proceeding as planned, with very positive customer feedback.”
Selling and administrative (S&A) expense in the 2011 fourth quarter totaled $60.4 million, or 31.3 percent of sales, versus $60.8 million, or 33.2 percent of sales, or $59.4 million, or 32.5 percent of sales, as adjusted, in the year ago quarter. The increase in adjusted S&A expense on a dollar basis was primarily attributable to higher variable costs related to the higher sales volume, ongoing investments in the company’s Orbio Technologies Group, and legal and severance expenses. Adjusted S&A expense as a percent of sales, however, was 120 basis points lower than the prior year fourth quarter due to continued tight cost controls and improved operating efficiencies.
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Page 3—Tennant Company Reports 2011 Fourth Quarter and Full Year Results
Tennant's 2011 fourth quarter operating profit was $15.5 million, or 8.0 percent of sales, up from an operating profit of $9.5 million, or 5.2 percent of sales, or $11.5 million, or 6.3 percent of sales, as adjusted, in the prior year quarter. Adjusted operating profit margin rose 170 basis points versus the 2010 fourth quarter due to increased sales volume, higher gross margins and improved operating efficiencies.

2011 Full Year Results
For the 2011 full year, Tennant reported net earnings of $32.7 million, or $1.69 per diluted share, on net sales of $754.0 million. Tennant’s 2011 net sales increased 12.9 percent versus the prior year. Organic net sales grew approximately 10.4 percent in 2011, excluding favorable foreign currency exchange effects of approximately 2.5 percent. Organic sales rose approximately 12.9 percent in the Americas region, 4.6 percent in EMEA and 10.3 percent in the Asia Pacific region. Tennant recorded special charges in the 2011 second quarter totaling $5.0 million after tax, or a $0.26 loss per diluted share, including a $0.20 loss per diluted share related to obsolescence of the two Hofmans outdoor city cleaning products in Europe and a $0.06 loss per diluted share related to international executive severance. (See the Supplemental Non-GAAP Financial Table.) Excluding these special charges, the company’s 2011 adjusted full year net earnings were $37.7 million, or $1.95 per diluted share. The 2010 results included net special benefits of $0.49 per diluted share. Adjusted earnings per diluted share for the 2010 full year, excluding these special items, was $1.31.
Full year 2011 operating profit increased to $49.6 million, or 6.6 percent of sales, and $55.2 million, or 7.3 percent of sales, as adjusted, versus an operating profit of $37.1 million, or 5.6 percent of sales, and $39.2 million and 5.9 percent of sales, as adjusted, in the prior year.  Full year 2011 operating profit margin, as adjusted, rose 140 basis points over the prior year due primarily to improved operating efficiencies in selling and administrative areas.
Tennant continues to have a strong balance sheet and generated $56.9 million in cash from operations in 2011. Total cash and cash equivalents at December 31, 2011, was $52.3 million and total debt was $36.5 million. During 2011, Tennant paid cash dividends of $12.9 million and repurchased 469,304 shares of the company’s stock for $17.6 million. Tennant had 18.8 million common shares outstanding at December 31, 2011.

Business Outlook
“In 2011, Tennant benefited from increased sales of ec-H2O and industrial equipment to strategic accounts, as well as growth in emerging markets. Higher sales volume and our ongoing commitment to operational excellence led to the improved earnings performance over 2010,” said Killingstad.
Based on its 2011 results and expectations of future performance, Tennant Company estimates 2012 full year earnings in the range of $2.30 to $2.45 per diluted share on net sales in the range of $790 million to $805 million.
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Page 4—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

Tennant will continue to manage its business with a focus on operational excellence and strong cost controls, and make selective investments in innovative technologies and other key strategic priorities. The company's 2012 annual financial outlook includes the following expectations:
•	Global economy stabilizes with modest improvement in North America, continued uncertainty in Europe, and steady growth in emerging markets;
•	Foreign currency impact on sales for the full year that is flat to slightly unfavorable;
•	Minimal inflation net of cost-saving initiatives and selling price increases;
•	A gross margin at the high end of the targeted range of 42 to 43 percent;
•	R&D expense of approximately 4 percent of sales, as the company continues to invest in its core products and increases investment in its water-based cleaning business; and
•	Capital expenditures in the range of $16 million to $18 million.
“We are bullish on our future, despite the prevailing uncertainty in the global economy,” said Killingstad. “We remain on track to achieve our goal of a 12 percent operating profit margin in the fourth quarter of 2013.”

Conference Call
Tennant will host a conference call to discuss the 2011 fourth quarter and full year results today, Feb. 21, 2012, at 10 a.m. Central Time (11 a.m. Eastern Time). The conference call will be available via webcast on the investor portion of Tennant's website. To listen to the call live, go to www.tennantco.com and click on Company, Investors. A taped replay of the conference call will be available at www.tennantco.com for approximately two weeks after the call.
Company Profile
Minneapolis-based Tennant Company (NYSE: TNC) is a world leader in designing, manufacturing and marketing solutions that help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; chemical-free and other sustainable cleaning technologies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant has manufacturing operations in Minneapolis, Minn.; Holland, Mich.; Louisville, Ky.; Uden, The Netherlands; the United Kingdom; São Paulo, Brazil; and Shanghai, China; and sells products directly in 15 countries and through distributors in more than 80 countries. For more information, visit www.tennantco.com.

Forward-Looking Statements
Certain statements contained in this document, as well as other written and oral statements made by us from time to time, are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets we serve. Particular risks and uncertainties presently facing us include: geopolitical and economic uncertainty throughout the world; the competition in our business; our ability to effectively manage organizational changes; our ability to comply with laws and regulations; our ability to effectively maintain and manage the data in our computer systems; our ability to develop new innovative products and services; our ability to successfully upgrade and evolve the capabilities of our computer systems; our ability to attract and retain key personnel; the occurrence of a significant business

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Page 5—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

interruption; fluctuations in the cost or availability of raw materials and purchased components; unforeseen product liability claims or product quality issues; our ability to acquire, retain and protect proprietary intellectual property rights; and the relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally.
We caution that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. For additional information about factors that could materially affect Tennant's results, please see our other Securities and Exchange Commission filings, including disclosures under “Risk Factors.”
We do not undertake to update any forward-looking statement, and investors are advised to consult any further disclosures by us on this matter in our filings with the Securities and Exchange Commission and in other written statements we make from time to time. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release includes presentations of non-GAAP measures that include or exclude special items. Management believes that the non-GAAP measures provide useful information to investors regarding the company's results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company's operating performance for the current, past or future periods. Management uses these non-GAAP measures to monitor and evaluate ongoing operating results and trends, and to gain an understanding of the comparative operating performance of the company. See the Supplemental Non-GAAP Financial Tables.

FINANCIAL TABLES FOLLOW

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Page 6—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)

(In thousands, except shares and per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
Net Sales	$193,158	$182,789	$753,998	$667,667
Cost of Sales	109,629	105,627	434,817	383,341
Gross Profit	83,529	77,162	319,181	284,326
Gross Margin	43.2%	42.2%	42.3%	42.6%

Operating Expense:
Research and Development Expense	7,675	6,898	27,911	25,957
Selling and Administrative Expense	60,402	60,773	241,625	221,235
Total Operating Expense	68,077	67,671	269,536	247,192

Profit from Operations	15,452	9,491	49,645	37,134
Operating Margin	8.0%	5.2%	6.6%	5.6%

Other Income (Expense):
Interest Income	276	5	752	133
Interest Expense	(624)	(400)	(2,238)	(1,619)
Net Foreign Currency Transaction Gains (Losses)	509	(471)	559	(902)
Other Income (Expense), Net	45	(134)	12	(19)
Total Other Income (Expense), Net	206	(1,000)	(915)	(2,407)

Profit Before Income Taxes	15,658	8,491	48,730	34,727
Income Tax Expense (Benefit)	4,394	(8,521)	16,017	(76)

Net Earnings	$11,264	$17,012	$32,713	$34,803

Net Earnings per Share
Basic	$0.60	$0.90	$1.74	$1.85
Diluted	$0.59	$0.88	$1.69	$1.80

Weighted Average Shares Outstanding:
Basic	18,688,956	18,874,013	18,832,693	18,805,494
Diluted	19,193,359	19,424,881	19,360,428	19,332,103

Cash Dividends Declared per Common Share	$0.17	$0.17	$0.68	$0.59

GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31			December 31
			% of			% of
	2011	2010	Change	2011	2010	Change
Americas	$122,514	$112,439	9.0%	$481,426	$424,462	13.4%
Europe, Middle East, Africa	48,746	49,290	-1.1%	188,338	172,619	9.1%
Asia Pacific	21,898	21,060	4.0%	84,234	70,586	19.3%

Total	$193,158	$182,789	5.7%	$753,998	$667,667	12.9%

(1)	Net of intercompany sales.

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Page 7—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

TENNANT COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in thousands)	December 31
	2011	2010
ASSETS
Current Assets
Cash and Cash Equivalents	$52,339	$39,529
Restricted Cash	3,279	-
Accounts Receivable, Net	128,873	127,542
Inventories	65,912	61,746
Prepaid Expenses	10,320	7,993
Deferred Income Taxes, Current Portion	10,358	11,459
Other Current Assets	1,015	-
Total Current Assets	272,096	248,269

Property, Plant and Equipment	286,949	287,751
Accumulated Depreciation	(199,795)	(200,123)
Property, Plant and Equipment, Net	87,154	87,628

Deferred Income Taxes, Long-Term Portion	15,014	14,182
Goodwill	20,303	20,423
Intangible Assets, Net	23,758	25,339
Other Assets	5,937	7,827
Total Assets	$424,262	$403,668

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Current Portion of Long-Term Debt	$4,166	$3,154
Accounts Payable	46,869	40,498
Employee Compensation and Benefits	32,934	31,281
Income Taxes Payable	619	509
Other Current Liabilities	39,404	40,702
Total Current Liabilities	123,992	116,144

Long-Term Liabilities:
Long-Term Debt	32,289	27,674
Employee-Related Benefits	40,089	33,898
Deferred Income Taxes, Long-Term Portion	3,189	4,525
Other Liabilities	3,851	5,294
Total Long-Term Liabilities	79,418	71,391

Total Liabilities	203,410	187,535

Shareholders' Equity:
Preferred Stock	-	-
Common Stock	7,063	7,140
Additional Paid-In Capital	15,082	10,876
Retained Earnings	227,944	220,391
Accumulated Other Comprehensive Loss	(29,237)	(22,274)
Total Shareholders’ Equity	220,852	216,133

Total Liabilities and Shareholders’ Equity	$424,262	$403,668

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Page 8—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

TENNANT COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)	Twelve Months Ended
	December 31
	2011	2010
OPERATING ACTIVITIES
Net Earnings	$32,713	$34,803
Adjustments to reconcile Net Earnings to Net Cash Provided by Operating Activities:
Depreciation	18,088	18,026
Amortization	3,330	3,166
Impairment of Intangible Assets	2,058	-
Deferred Tax Benefit	(1,352)	(11,412)
Stock-Based Compensation Expense	5,407	4,639
Allowance for Doubtful Accounts and Returns	1,879	1,403
Other, Net	508	503
Changes in Operating Assets and Liabilities, Excluding the Impact of Acquisitions:
Accounts Receivable	(4,451)	(7,931)
Inventories	(7,665)	(4,391)
Accounts Payable	4,612	(1,445)
Employee Compensation and Benefits	1,177	1,162
Other Current Liabilities	1,711	6,058
Income Taxes Payable/Prepaid	1,668	(1,716)
Other Assets and Liabilities	(2,774)	(335)
Net Cash Provided by Operating Activities	56,909	42,530

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(13,902)	(10,529)
Proceeds from Disposals of Property, Plant and Equipment	601	595
Acquisition of Businesses, Net of Cash Acquired	(2,917)	(86)
Increase in Restricted Cash	(3,279)	-
Net Cash Used for Investing Activities	(19,497)	(10,020)

FINANCING ACTIVITIES
Change in Short-Term Borrowings, Net	-	(7)
Payment of Long-Term Debt	(19,272)	(4,192)
Issuance of Long-Term Debt	20,000	-
Purchases of Common Stock	(17,603)	(3,153)
Proceeds from Issuance of Common Stock	4,214	6,467
Tax Benefit on Stock Plans	1,266	1,724
Dividends Paid	(12,852)	(11,181)
Net Cash Used for Financing Activities	(24,247)	(10,342)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(355)	(701)

Net Increase in Cash and Cash Equivalents	12,810	21,467

Cash and Cash Equivalents at Beginning of Period	39,529	18,062

Cash and Cash Equivalents at End of Period	$52,339	$39,529

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Page 9—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010

Net Sales	$193,158	$182,789	$753,998	$667,667

Cost of Sales	109,629	105,627	434,817	383,341
Gross Profit - as reported	83,529	77,162	319,181	284,326
Gross Margin	43.2%	42.2%	42.3%	42.6%
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	647	-	647
Hoffmans Product Obsolescence	-	-	1,482	-
Gross Profit - as adjusted	83,529	77,809	320,663	284,973
Gross Margin	43.2%	42.6%	42.5%	42.7%

Operating Expense:
Research and Development Expense	7,675	6,898	27,911	25,957
Selling and Administrative Expense	60,402	60,773	241,625	221,235
Total Operating Expense	68,077	67,671	269,536	247,192

Profit from Operations - as reported	$15,452	$9,491	$49,645	$37,134
Operating Margin	8.0%	5.2%	6.6%	5.6%
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	647	-	647
Workforce Redeployment Reserve	-	1,671	-	1,671
Workforce Reduction Reserve Revision	-	(277)	-	(277)
Hofmans Product Obsolescence (CGS & S&A)	-	-	4,300	-
International Executive Severance (S&A)	-	-	1,217	-
Profit from Operations - as adjusted	$15,452	$11,532	$55,162	$39,175
Operating Margin	8.0%	6.3%	7.3%	5.9%

Other Income (Expense):
Interest Income	276	5	752	133
Interest Expense	(624)	(400)	(2,238)	(1,619)
Net Foreign Currency Transaction Gains (Losses)	509	(471)	559	(902)
Other Income (Expense), Net	45	(134)	12	(19)
Total Other Income (Expense), Net	206	(1,000)	(915)	(2,407)

Profit Before Income Taxes - as reported	$15,658	$8,491	$48,730	$34,727
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	647	-	647
Workforce Redeployment Reserve	-	1,671	-	1,671
Workforce Reduction Reserve Revision	-	(277)	-	(277)
Hofmans Product Obsolescence	-	-	4,300	-
International Executive Severance	-	-	1,217	-
Profit Before Income Taxes - as adjusted	$15,658	$10,532	$54,247	$36,768

Income Tax Expense (Benefit) - as reported	$4,394	$(8,521)	$16,017	$(76)
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	194	-	194
Workforce Redeployment Reserve	-	475	-	475
Workforce Reduction Reserve Revision	-	(104)	-	(104)
Tax Benefit from International Entity Restructuring	-	10,913	-	10,913
Discrete Tax Items	-	(109)	-	115
Hofmans Product Obsolescence	-	-	489	-
Income Tax Expense - as adjusted	$4,394	$2,848	$16,506	$11,517

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Page 10—Tennant Company Reports 2011 Fourth Quarter and Full Year Results

TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

(In thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2011	2010	2011	2010
Net Earnings - as reported	$11,264	$17,012	$32,713	$34,803
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	453	-	453
Workforce Redeployment Reserve	-	1,196	-	1,196
Workforce Reduction Reserve Revision	-	(173)	-	(173)
Tax Benefit from International Entity Restructuring	-	(10,913)	-	(10,913)
Discrete Tax Items	-	109	-	(115)
Hofmans Product Obsolescence	-	-	3,811	-
International Executive Severance	-	-	1,217	-
Net Earnings - as adjusted	$11,264	$7,684	$37,741	$25,251

Earnings per Share:
Basic	$0.60	$0.90	$1.74	$1.85
Diluted Earnings per Share - as reported	$0.59	$0.88	$1.69	$1.80
Adjustments:
Inventory Revaluation from Change in Functional Currency
Designation due to International Entity Restructuring	-	0.02	-	0.02
Workforce Redeployment Reserve	-	0.06	-	0.06
Workforce Reduction Reserve Revision	-	(0.01)	-	(0.01)
Tax Benefit from International Entity Restructuring	-	(0.56)	-	(0.56)
Discrete Tax Items	-	0.01	-	-
Hofmans Product Obsolescence	-	-	0.20	-
International Executive Severance	-	-	0.06	-

Diluted Earnings per Share - as adjusted	$0.59	$0.40	$1.95	$1.31